UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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RELYPSA, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

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RELYPSA, INC.

700 Saginaw Drive

Redwood City, California 94063

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 19, 2014

To the Stockholders of Relypsa, Inc.:

The 2014 Annual Meeting of Stockholders, or the 2014 Annual Meeting, of Relypsa, Inc., a Delaware corporation, or the Company, will be held on June 19, 2014 at 8:00 a.m. local time at the Company’s headquarters located at 700 Saginaw Drive, Redwood City, California 94063 for the following purposes:

1.	To elect two Class I directors to hold office until the 2017 Annual Meeting of Stockholders or until their successors are elected;

2.	To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2014; and

3.	To transact such other business as may properly come before the 2014 Annual Meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this Notice. Only stockholders who owned the Company’s common stock at the close of business on April 22, 2014 may vote at the 2014 Annual Meeting or any adjournments that take place.

We have elected to provide our proxy materials to our stockholders over the internet as permitted by the rules of the U.S. Securities and Exchange Commission. As a result, we are mailing most of our stockholders a paper copy of the Notice of Internet Availability of Proxy Materials, or the Notice, but not a paper copy of our proxy statement and our 2013 Annual Report to Stockholders. This process allows us to provide our proxy materials to our stockholders in a timelier and more readily accessible manner, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials. The Notice contains instructions on how to access those documents over the internet. The Notice also contains instructions on how to request a paper copy of our proxy materials, including this proxy statement, our 2013 Annual Report to Stockholders and a form of proxy card or voting instruction card. All stockholders who have previously requested a paper copy of our proxy materials will continue to receive a paper copy of the proxy materials by mail.

You are cordially invited to attend the 2014 Annual Meeting in person. Whether or not you plan to attend the 2014 Annual Meeting, please vote as soon as possible. You may vote over the internet or by a toll-free telephone number. If, however, you requested to receive paper proxy materials, then you may vote by mailing a complete, signed and dated proxy card or voting instruction card in the envelope provided. Please note that any stockholder attending the 2014 Annual Meeting may vote in person, even if the stockholder has already returned a proxy card or voting instruction card.

Our board of directors recommends that you vote “FOR” the election of the director nominees named in Proposal No. 1 of the proxy statement and “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm as described in Proposal No. 2 of the proxy statement.

By Order of the Board of Directors:

/s/ RONALD A. KRASNOW
Ronald A. Krasnow Senior Vice President, General Counsel and Corporate Secretary

Redwood City, California

April 28, 2014

RELYPSA, INC.

700 Saginaw Drive

Redwood City, California 94063

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 19, 2014

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 19, 2014

This proxy statement and our 2013 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, are available at our website at www.relypsa.com and at www.proxyvote.com.

QUESTIONS AND ANSWERS REGARDING THE PROXY MATERIALS AND THE VOTING PROCESS

Why am I receiving these proxy materials?

We have made these proxy materials available to you on the internet or, upon your request, have delivered paper proxy materials to you, because the board of directors of Relypsa, Inc., or the Company, is soliciting your proxy to vote at the 2014 Annual Meeting of Stockholders, or the 2014 Annual Meeting, or any adjournments that take place. The 2014 Annual Meeting will be held on June 19, 2014 at 8:00 a.m. local time at our headquarters, which are our principal executive offices, located at 700 Saginaw Drive, Redwood City, California 94063. As a stockholder, you are invited to attend the 2014 Annual Meeting and are requested to vote on the proposals described in this proxy statement. However, you do not need to attend the 2014 Annual Meeting to vote.

What is included in the proxy materials?

The proxy materials include:

•	This proxy statement, which includes information regarding the proposals to be voted on at the 2014 Annual Meeting, the voting process, corporate governance, the compensation of our directors and certain executive officers, and other required information;

•	Our 2013 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2013; and

•	The proxy card or a voting instruction card for the 2014 Annual Meeting.

The proxy materials are being mailed or made available to stockholders on or about May 6, 2014.

Why did I receive a Notice of Internet Availability of Proxy Materials, or the Notice, in the mail instead of a complete set of paper proxy materials?

We have elected to provide our proxy materials to our stockholders over the internet as permitted by the rules of the U.S. Securities and Exchange Commission, or SEC. As a result, we are mailing most of our stockholders a paper copy of the Notice, but not a paper copy of the proxy materials. This process allows us to provide our proxy materials to our stockholders in a timelier and more readily accessible manner, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials. The Notice contains instructions on how to access the proxy materials over the Internet, and how to request a paper copy of the proxy materials. All stockholders who have previously elected to receive a paper copy of our proxy materials will continue to receive a paper copy of the proxy materials by mail until the stockholder terminates such election.

Why did I receive a complete set of paper proxy materials in the mail instead of a Notice of Internet Availability of Proxy Materials?

We are providing stockholders who have previously requested to receive paper copies of the proxy materials with paper copies of the proxy materials instead of the Notice. If you would like to reduce the environmental impact and the costs incurred by us in printing and distributing the proxy materials, you may elect to receive all future proxy materials electronically via email or the internet. To sign up for electronic delivery, please follow the instructions provided with your proxy materials and on your proxy card or voting instruction card.

Who can vote at the 2014 Annual Meeting?

Only stockholders of record at the close of business on April 22, 2014 will be entitled to vote at the 2014 Annual Meeting. On this record date, there were 33,845,329 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If, at the close of business on April 22, 2014, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote in person at the 2014 Annual Meeting or vote by proxy. Whether or not you plan to attend the 2014 Annual Meeting, please vote as soon as possible by completing and returning the enclosed proxy card or vote by proxy over the telephone or on the internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If, at the close of business on April 22, 2014, your shares were not held in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the 2014 Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent how to vote the shares in your account. You are also invited to attend the 2014 Annual Meeting. However, because you are not the stockholder of record, you may not vote your shares in person at the 2014 Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.

What proposals are scheduled for a vote?

There are two proposals scheduled for a vote at the 2014 Annual Meeting:

•	Proposal No. 1 – To elect two Class I directors to hold office until the 2017 Annual Meeting of Stockholders or until their successors are elected; and

•	Proposal No. 2 – To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2014.

How do I vote?

For Proposal No. 1, you may either vote “FOR” all nominees to the board of directors or you may “WITHHOLD” your vote for any nominee you specify. For Proposal No. 2, you may either vote “FOR” or “AGAINST” or you may abstain from voting.

The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the 2014 Annual Meeting or vote by proxy by telephone or internet or by mail. Whether or not you plan to attend the 2014 Annual Meeting, please vote as soon as possible to ensure your vote is counted. You may still attend the 2014 Annual Meeting and vote in person even if you have already voted by proxy.

•	To vote in person. You may attend the 2014 Annual Meeting and we will give you a ballot when you arrive. If you need directions to the meeting, please visit http://www.relypsa.com/contact_index.html.

•	To vote by proxy by telephone or internet. If you have telephone or internet access, you may submit your proxy by following the instructions provided in the Notice, or if you received paper proxy materials by mail, by following the instructions provided with your proxy materials and on your proxy card or voting instruction card.

•	To vote by proxy by mail. If you received paper proxy materials, you may submit your proxy by mail by completing and signing your proxy card and mailing it in the enclosed envelope. Your shares will be voted as you have instructed.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, dealer or other similar organization, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet as instructed by your broker or other agent. To vote in person at the 2014 Annual Meeting, you must obtain a valid proxy from your broker or other agent. Follow the instructions from your broker or other agent included with these proxy materials, or contact your broker or bank to request a proxy form.

Can I vote my shares by completing and returning the Notice?

No. The Notice will, however, provide instructions on how to vote by telephone, by internet, by requesting and returning a paper proxy card or voting instruction card, or by submitting a ballot in person at the 2014 Annual Meeting.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of the Company’s common stock you own as of April 22, 2014.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “FOR” the election of each nominee for director (Proposal No. 1) and “FOR” the ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2014 (Proposal No. 2). If any other matter is properly presented at the 2014 Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors, officers and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors, officers and employees will not be paid any additional compensation for soliciting proxies.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the 2014 Annual Meeting. If you are the stockholder of record of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy with a later date.

•	You may send a timely written notice that you are revoking your proxy to the Company’s Corporate Secretary at Relypsa, Inc., 700 Saginaw Drive, Redwood City, California 94063.

•	You may attend the 2014 Annual Meeting and vote in person. Simply attending the 2014 Annual Meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or other agent, you should follow the instructions provided by your broker or agent.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the 2014 Annual Meeting. On the record date, there were 33,845,329 shares outstanding and entitled to vote. Accordingly, the holders of 16,922,665 shares must be present at the 2014 Annual Meeting to have a quorum. Your shares will be counted toward the quorum at the 2014 Annual Meeting only if you vote in person at the meeting, or you submit a valid proxy vote.

Abstentions and broker non-votes (as described below) will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present and entitled to vote at the meeting in person or represented by proxy may adjourn the 2014 Annual Meeting to another date.

How are votes counted?

Votes will be counted by the Inspector of Elections appointed for the 2014 Annual Meeting. The Inspector of Elections will separately count “FOR,” “WITHOLD” and broker non-votes for Proposal No. 1 (the election of directors) and “FOR” and “AGAINST” votes, abstentions and, if any, broker non-votes for Proposal No. 2 (the ratification of the selection of Ernst & Young LLP as the independent registered accounting firm of the Company for the fiscal year ending December 31, 2014).

If your shares are held by your broker or other agent as your nominee (that is, held beneficially in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker or other agent to vote your shares. If you do not give voting instructions to your broker or other agent, your broker or other agent can only vote your shares with respect to “routine” matters (as described below).

What are “broker non-votes”?

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. These matters are referred to as “non-routine” matters. Proposal No. 1 to elect directors is a non-routine matter, but Proposal No. 2 to ratify the selection of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2014 is a “routine” matter. Broker non-votes will not be counted toward the vote total for any proposal at the 2014 Annual Meeting.

How many votes are needed to approve each proposal?

•	Proposal No. 1 – To elect two Class I directors to hold office until the 2017 Annual Meeting of Stockholders or until their successors are elected. The two nominees receiving the most “FOR” votes (from the votes of shares present in person or represented by proxy and entitled to vote on the election of directors) will be elected. Broker non-votes will not be counted towards the vote total for this proposal.

•	Proposal No. 2 – To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2014. “FOR” votes from the holders of a majority of the shares cast (excluding abstentions and broker non-votes) are required to approve this proposal. Because Proposal No. 2 is considered a “routine” matter, no broker non-votes are expected in connection with this proposal.

How can I find out the results of the voting at the 2014 Annual Meeting?

We will disclose final voting results in a Current Report on Form 8-K filed with the SEC within four business days after the 2014 Annual Meeting. If final voting results are unavailable at that time, then we intend to file a Current Report on Form 8-K to disclose preliminary voting results and file an amended Current Report on Form 8-K within four business days after the date the final voting results are available.

When are stockholder proposals due for next year’s annual meeting?

To be considered for inclusion in the proxy materials for the 2015 Annual Meeting of Stockholders, your proposal must be submitted in writing by January 6, 2015, to the Company’s Corporate Secretary at Relypsa, Inc., 700 Saginaw Drive, Redwood City, California 94063. However, if the meeting is not held between May 20, 2015 and July 19, 2015, then the deadline will be a reasonable time before we begin to print and mail our proxy materials for that meeting.

If you wish to submit a proposal before the stockholders or nominate a director at the 2015 Annual Meeting of Stockholders, but you are not requesting that your proposal or nomination be included in the proxy materials for that meeting, then you must follow the procedures set forth in our bylaws and, among other things, notify the Company’s Corporate Secretary in writing between February 19, 2015 and March 21, 2015. However, if the date of the 2015 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after June 19, 2015, then you must give notice not later than the 90th day prior to that meeting or, if later, the 10th day following the day on which public disclosure of that annual meeting date is first made. You are also advised to review our bylaws, which contain additional requirements regarding advance notice of stockholder proposals and director nominations.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our board of directors is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Except as otherwise provided by law, vacancies on the board of directors may be filled only by individuals elected by a majority of the remaining directors. A director elected by the board of directors to fill a vacancy in a particular class, including a vacancy created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until such director’s successor is elected and qualified, or until such director’s earlier death, resignation or removal.

Our board of directors currently consists of nine directors and no vacancies, divided into the three following classes:

•	The Class I directors are Ronald M. Hunt, Scott M. Rocklage, Ph.D., and Jonathan T. Silverstein and their terms will expire at the 2014 Annual Meeting;

•	The Class II directors are David W. J. McGirr, John A. Orwin and Klaus Veitinger, M.D., and their terms will expire at the 2015 Annual Meeting of Stockholders; and

•	The Class III directors are John P. Butler, Paul J. Hastings and Thomas J. Schuetz, M.D., Ph.D., and their terms will expire at the 2016 Annual Meeting of Stockholders.

Effective after the 2014 Annual Meeting of Stockholders, the board of directors has reduced the authorized number of directors on the board of directors from nine to eight, as permitted by the Company’s bylaws. In lieu of Mr. Hunt, Dr. Rocklage and Mr. Silverstein, our current Class I directors, Kenneth J. Hillan, M.B., Ch.B. and Daniel K. Spiegelman have been nominated to serve as Class I directors and have agreed to stand for election. If the nominees for Class I are elected at the 2014 Annual Meeting, then each nominee will serve for a three-year term expiring at the 2017 Annual Meeting of Stockholders, or until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal.

Our directors are elected by a plurality of the votes cast. If a choice is specified on the proxy card by a stockholder, the shares will be voted as specified. If a choice is not specified on the proxy card, and authority to do so is not withheld, the shares will be voted “FOR” the election of the two nominees for Class I above. If any of the nominees becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for the nominee will instead be voted for the election of a substitute nominee proposed by the Company’s management or the board of directors. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

The following is a brief biography and discussion of the specific attributes, qualifications, experience and skills of each nominee for director and each director whose term will continue after the 2014 Annual Meeting. Our board of directors and management encourage each nominee for director and each continuing director to attend the 2014 Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE TWO CLASS I NOMINEES FOR DIRECTOR.

CLASS I NOMINEES FOR DIRECTOR – To be elected for a three-year term expiring at the 2017 Annual Meeting of Stockholders

Kenneth J. Hillan, M.B., Ch.B., age 53, has served as President, Chief Executive Officer and a member of the board of directors of Achaogen, Inc., a biopharmaceutical company, since October 2011, and as Chief Medical Officer of Achaogen since April 2011. Prior to Achaogen, Dr. Hillan served in key leadership positions at Genentech, Inc. (acquired by Roche in 2009), a pharmaceutical company, from August 1994 to April 2011. Dr. Hillan was responsible for numerous successful drug approvals and led the medical and scientific strategies for its Immunology, Tissue Growth and Repair drug portfolio. Dr. Hillan served in a number of key leadership positions in research and development, including Senior Vice President Clinical Development, Inflammation, Vice President Immunology, Tissue Growth and Repair, Vice President Development Sciences and Vice President Research Operations and Pathology. Dr. Hillan also previously served as Senior Vice President and head of Clinical Development and Product Development Strategy in Asia-Pacific for Roche in Shanghai, China. Dr. Hillan received an M.B. Ch.B. (Bachelor of Medicine and Surgery) degree from the Faculty of Medicine at the University of Glasgow, U.K. Dr. Hillan is a Fellow of the Royal College of Surgeons (FRCS), and a Fellow of the Royal College of Pathologists (FRCPath). We believe that Dr. Hillan is qualified to serve on our board of directors due to his management experience in the life sciences sector and medical and scientific background.

Daniel K. Spiegelman, age 55, has served as Executive Vice President and Chief Financial Officer at BioMarin Pharmaceutical Inc., a biopharmaceutical company, since May 2012. From May 2009 until May 2012, Mr. Spiegelman served as a strategic and financial consultant to a portfolio of public and private life science companies. From 1998 to 2009, Mr. Spiegelman served in various roles, most recently as Senior Vice President and Chief Financial Officer, of CV Therapeutics, Inc., a biopharmaceutical company (acquired by Gilead Sciences, Inc.), where he was responsible for finance, accounting, investor relations, business development, and information systems. From 1991 to 1998, Mr. Spiegelman served in various roles at Genentech, Inc. (now a member of the Roche Group), a biotechnology company, most recently as Treasurer. Mr. Spiegelman serves on the board of directors of Anthera Pharmaceuticals, Inc., a biopharmaceutical company, and Oncothyreon, Inc., a biotechnology company, and previously served on the board of directors of the following biopharmaceutical companies: Affymax, Inc., Omeros Corporation, Cyclacel Pharmacetuicals, Inc., and Xcyte Therapies, Inc. Mr. Spiegelman received a B.A. from Stanford University and an M.B.A. from the Stanford Graduate School of Business. We believe that Mr. Spiegelman is qualified to serve on our board of directors due to his management experience and experience in the financial sector.

CLASS II DIRECTORS – To continue in office until the 2015 Annual Meeting of Stockholders

David W.J. McGirr, age 59, has served as a member of our board of directors since November 2012 and chairman of the audit committee since November 2012. Mr. McGirr served as Senior Vice President and Chief Financial Officer of Cubist Pharmaceuticals Inc., a pharmaceutical company, from 2002 to March 2013. Prior to Cubist, Mr. McGirr was the President and Chief Operating Officer of hippo inc, an internet technology company, and served as a member of their board of directors. Prior to hippo, Mr. McGirr was the President of GAB Robins North America, Inc., a risk management company, and served as Chief Executive Officer. Prior to that, Mr. McGirr served in various positions within the S.G. Warburg Group, an investment bank, ultimately serving as Chief Financial Officer, Chief Administrative Officer and Managing Director of its subsidiary S.G. Warburg & Co., Inc. Mr. McGirr currently serves on the board of directors of Insmed Incorporated, a biopharmaceutical company. Mr. McGirr received a B.Sc. in Civil Engineering from the University of Glasgow and an M.B.A. from the Wharton School at the University of Pennsylvania. We believe that Mr. McGirr is qualified to serve on our board of directors due to his management experience and experience in the financial sector.

John A. Orwin, age 49, has served as our President and Chief Executive Officer and as a member of our board of directors since June 2013. Prior to Relypsa, Mr. Orwin served as President and Chief Operating Officer of Affymax, Inc., a biotechnology company, from April 2010 to January 2011, and as their Chief Executive Officer and a member of their board of directors from February 2011 to May 2013. From 2005 to April 2010, Mr. Orwin served as Vice President and then Senior Vice President of the BioOncology Business Unit at Genentech, Inc. (now a member of the Roche Group), a biotechnology company, where he was responsible for all marketing, sales, business unit operations and pipeline brand management for Genentech’s oncology portfolio in the United States. From 2001 to 2005, Mr. Orwin served in various executive-level positions at Johnson & Johnson, a life sciences company, overseeing oncology therapeutic commercial and portfolio expansion efforts in the U.S. Prior to such roles, Mr. Orwin held senior marketing and sales positions at various life sciences and pharmaceutical companies, including Alza Corporation (acquired by Johnson & Johnson), Sangstat Medical Corporation

(acquired by Genzyme), Rhone-Poulenc Rorer Pharmaceuticals, Inc. (merged with Sanofi-Aventis) and Schering-Plough Corporation (merged with Merck). Mr. Orwin serves as a member of the board of directors of Array BioPharma Inc., a biopharmaceutical company, Seattle Genetics, Inc., a biotechnology company and Affymax, Inc., a biotechnology company, and served on the board of directors of NeurogesX, Inc., a biopharmaceutical company, until July 2013. Mr. Orwin received a B.A. in Economics from Rutgers University and an M.B.A. from New York University. We believe Mr. Orwin is qualified to serve on our board of directors based on his management experience in the life sciences sector and his service on the boards of directors of several public life sciences companies.

Klaus Veitinger, M.D., age 52, has served as a member of our board of directors since November 2010. Dr. Veitinger has served as a Venture Partner at OrbiMed since 2007. Prior to joining OrbiMed, during his prior 16-year pharmaceutical career, Dr. Veitinger was employed at Schwarz Pharma AG, a pharmaceutical company, where he held senior management positions in drug development, licensing and business development, strategic planning and M&A, as well as general management. Most recently, Dr. Veitinger was a member of the Executive Board of Schwarz Pharma AG, and the Chief Executive Officer of Schwarz Pharma Inc. with responsibility for the U.S. and Asia businesses culminating in the ultimate sale of the Schwarz Group. Dr. Veitinger currently serves on the boards of directors of various private companies in the life sciences sector and Intercept Pharmaceuticals, Inc., a pharmaceutical company. Dr. Veitinger received a medical degree, as well as a doctorate, from Heidelberg University and an M.B.A. from INSEAD in France. We believe that Dr. Veitinger is qualified to serve on our board of directors due to his management and investment experience in the life sciences sector and medical and scientific background.

CLASS III DIRECTORS – To continue in office until the 2016 Annual Meeting of Stockholders

John P. Butler, age 49, has served as a member of our board of directors since September 2013. Mr. Butler has served as the President and Chief Executive Officer of Akebia Therapeutics, Inc., a biopharmaceutical company, since September 2013. From October 2011 to April 2013, Mr. Butler served as the Chief Executive Officer of Inspiration Biopharmaceuticals, Inc., a biopharmaceutical company that filed for protection under Chapter 11 of the U.S. Bankruptcy Code in October 2012 prior to the successful sale of its hemophilia assets to Cangene Corporation and Baxter International in early 2013. Prior to Inspiration, Mr. Butler held various positions at Genzyme Corporation (acquired by Sanofi-Aventis), a biotechnology company, from 1997 to July 2011, including President, Personalized Genetic Health, President, Cardiometabolic and Renal Division and President, General Manager Renal Business. Prior to Genzyme, Mr. Butler held various positions of increasing responsibility at Amgen, Inc., a biopharmaceutical company, including serving as a product manager from 1995 to 1997. Mr. Butler received a B.A. in Chemistry from Manhattan College and an M.B.A. from Baruch College. We believe that Mr. Butler is qualified to serve on our board of directors due to his deep industry experience in the biotechnology sector.

Paul J. Hastings, age 54, has served as a member of our board of directors since October 2012. Mr. Hastings has served as the Chairman, President, and Chief Executive Officer of OncoMed Pharmaceuticals, Inc., a pharmaceutical company, since 2013 and President and Chief Executive Officer since 2006. Prior to OncoMed, Mr. Hastings was President and Chief Executive Officer of QLT, Inc. from 2002 to 2005 and Axys Pharmaceuticals, Inc. (acquired by Celera Corporation) from 2001 to 2002, both pharmaceutical companies. Previously, Mr. Hastings served as the President of Chiron BioPharmaceuticals (acquired by Novartis), a pharmaceutical company, and President and Chief Executive Officer of LXR Biotechnology, a biotechnology company. Mr. Hastings has also served in various positions at Genzyme Corporation (acquired by Sanofi-Aventis) and Synergen, Inc. (acquired by Amgen), both biotechnology companies. Mr. Hastings has served on various private and public company boards, and currently serves on the board of directors of OncoMed and Pacira Pharmaceuticals, Inc., a pharmaceutical company. Mr. Hastings received a B.S. in Pharmacy from the University of Rhode Island. We believe that Mr. Hastings is qualified to serve on our board of directors due to his deep industry experience and service on the boards of directors of several public life sciences companies.

Thomas J. Schuetz, M.D., Ph.D., age 53, has served as a member of our board of directors since August 2010. Dr. Schuetz has been a consultant for clinical development programs at both public and privately-held biopharmaceutical companies since 2006. Dr. Schuetz was previously the Chief Medical Officer of Therion Biologics Corporation, a pharmaceutical company, and the Vice President of Clinical Affairs at Transkaryotic Therapies, Inc. (acquired by Shire Pharmaceuticals). Dr. Schuetz received a B.S. in Chemistry from Xavier University, an M.D. from Harvard Medical School and a Ph.D. in Genetics from Harvard University. He completed an internal medicine residency at Massachusetts General Hospital, where he was also Chief Medical Resident, and a Medical Oncology fellowship at the Dana-Farber Cancer Institute. Dr. Schuetz is Board Certified in Medical Oncology. We believe that Dr. Schuetz is qualified to serve on our board of directors due to his clinical and executive experience and medical and scientific background.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of our board of directors has selected Ernst & Young LLP, or EY, as our independent registered public accounting firm for the year ending December 31, 2014, and is seeking ratification of such selection by our stockholders at the 2014 Annual Meeting. EY has audited our financial statements for the fiscal years ended December 31, 2013 and 2012. Representatives of EY are expected to be present at the 2014 Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of EY as our independent registered public accounting firm. However, the audit committee is submitting the selection of EY to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain EY. Even if the selection is ratified, the audit committee in its discretion may select a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.

The affirmative vote of a majority of the shares cast at the 2014 Annual Meeting will be required to ratify the selection of EY.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” PROPOSAL NO. 2.

For the fiscal years ended December 31, 2013 and 2012, EY billed the approximate fees set forth below. All fees included below were approved by the audit committee.

	Year Ended December 31,
	2013	2012
Audit Fees(1)	$1,207,763	$51,000
Audit-Related Fees(2)	—	—
Tax Fees(3)	48,584	11,000
All Other Fees(4)	306,096	—

Total All Fees	$1,562,443	$62,000

(1)	This category consists of fees for professional services rendered for the audit of our financial statements, review of interim financial statements, assistance with registration statements filed with the SEC and services that are normally provided by EY in connection with statutory and regulatory filings or engagements. Related to the year ended December 31, 2013 and 2012, fees of $969,511 and $0, respectively were billed in connection with the filing of our Registration Statements on Form S-1 in connection with the initial public offering of our common stock, or IPO.
(2)	This category consists of fees for assurance and related services reasonably related to the performance of the audit or review of financial statements and that are not reported under the Audit Fees category. We did not incur any fees in this category in the years ended December 31, 2013 or 2012.
(3)	This category consists of fees for professional services rendered for tax compliance and tax advice.
(4)	This category consists of fees for professional services rendered in connection with patiromer commercial strategy.

Pre-Approval Policies and Procedures

The audit committee has adopted a policy for the pre-approval of all audit and non-audit services to be performed for the Company by the independent registered public accounting firm. This policy is set forth in the charter of the audit committee and available at http://investor.relypsa.com/corporate-governance.cfm. The audit committee has considered the role of EY in providing audit and audit-related services to the Company and has concluded that such services are compatible with EY’s role as the Company’s independent registered public accounting firm.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The primary purpose of the audit committee is to oversee our financial reporting processes on behalf of our board of directors. The audit committee’s functions are more fully described in its charter, which is available on our website at http://investor.relypsa.com/corporate-governance.cfm.

In fulfilling its oversight responsibilities, the audit committee reviewed and discussed with management the Company’s audited financial statements for the fiscal year ended December 31, 2013. The audit committee has discussed with EY, the Company’s independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 16, “Communications with Audit Committees,” issued by the Public Company Accounting Oversight Board, or PCAOB. In addition, the audit committee has discussed with EY their independence, and received from EY the written disclosures and the letter required by Ethics and Independence Rule 3526 of the PCAOB. Finally, the audit committee discussed with EY, with and without management present, the scope and results of EY’s audit of the financial statements for the fiscal year ended December 31, 2013.

Based on these reviews and discussions, the audit committee has recommended to our board of directors that such audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2013 for filing with the SEC.

Audit Committee David W.J. McGirr, Chairman Paul J. Hastings Thomas J. Schuetz, M.D., Ph.D.

CORPORATE GOVERNANCE

Board Composition

Director Independence

Our board of directors currently consists of nine members, and effective after the 2014 Annual Meeting shall consist of eight members. Our board of directors has determined that all of our directors, as well as each individual nominated by our board of directors for election to our board of directors at the 2014 Annual Meeting, other than Mr. Orwin and Dr. Veitinger, qualify as “independent” directors in accordance with the NASDAQ listing requirements. Mr. Orwin is not considered independent because he is an employee of Relypsa and Dr. Veitinger is not considered independent because he has received in excess of $120,000 in compensation during a period of twelve consecutive months within the past three years for his services as a consultant to the Company. Gerrit Klaerner, Ph.D., is no longer a member of our board of directors; however, Dr. Klaerner served on our board of directors during the 2013 fiscal year and until his resignation in June 2013. Our board of directors has also determined that Dr. Klaerner did not qualify as an “independent” director under the NASDAQ listing standards because he was an employee of Relypsa during the period in which he served as a director on our board of directors.

The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his family members has engaged in various types of business dealings with us. In addition, as required by NASDAQ rules, our board of directors has made a subjective determination as to each independent director and director nominee that no relationships exist, which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our board of directors reviewed and discussed information provided by the directors and us with regard to each director’s and each nominee’s business and personal activities and relationships as they may relate to us and our management. There are no family relationships among any of our directors, nominees for election to our board of directors or our executive officers.

As described more fully below, the board of directors has also determined that each current member of the compensation committee, other than Dr. Veitinger, and each current member of the audit committee and the nominating and corporate governance committee, as well as each director and director nominee that we expect to serve on such committees after the 2014 Annual Meeting, other than Dr. Veitinger, meets the independence standards applicable to those committees prescribed by NASDAQ, the SEC, and the Internal Revenue Service.

Classified Board of Directors

In accordance with our amended and restated certificate of incorporation, our board of directors is divided into three classes with staggered, three-year terms as set forth below. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election.

•	The Class I directors are Mr. Hunt, Dr. Rocklage and Mr. Silverstein, and their terms will expire at the 2014 Annual Meeting of Stockholders;

•	The Class II directors are Mr. McGirr, Mr. Orwin and Dr. Veitinger, and their terms will expire at the 2015 Annual Meeting of Stockholders; and

•	The Class III directors are Mr. Butler, Mr. Hastings and Dr. Schuetz, and their terms will expire at 2016 Annual Meeting of Stockholders.

The authorized number of directors may be changed only by resolution of the board of directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our board of directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of our company.

Leadership Structure of the Board

Our amended and restated bylaws and corporate governance guidelines provide our board of directors with flexibility to combine or separate the positions of Chairman of the board and Chief Executive Officer and/or the implementation of a lead director in accordance with its determination that utilizing one or the other structure would be in the best interests of our company. Dr. Scott Rocklage currently serves as the Chairman of our board of directors. In that role, Dr. Rocklage presides over the executive sessions of the board of directors in which Mr. Orwin does not participate and serves as a liaison to Mr. Orwin and management on behalf of the board of directors. In April 2014, in connection with the expiration of Dr. Rocklage’s term as a director, our board of directors appointed Mr. Spiegelman to serve as Chairman of the board of directors, subject to election by our stockholders at the 2014 Annual Meeting and effective immediately following the 2014 Annual Meeting.

Our board of directors has concluded that our current leadership structure is appropriate at this time. However, our board of directors will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.

Role of Board in Risk Oversight Process

Risk assessment and oversight are an integral part of our governance and management processes. Our board of directors encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings, and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with the board of directors at regular board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks.

Our board of directors does not have a standing risk management committee, but rather administers this oversight function directly through our board of directors as a whole, as well as through various standing committees of our board of directors that address risks inherent in their respective areas of oversight. In particular, our board of directors is responsible for monitoring and assessing strategic risk exposure and our audit committee is responsible for overseeing our major financial risk exposures and the steps our management has taken to monitor and control these exposures. The audit committee also monitors compliance with legal and regulatory requirements. Our nominating and corporate governance committee monitors the effectiveness of our corporate governance guidelines and considers and approves or disapproves any related-persons transactions. Our compensation committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

Meetings of the Board of Directors and Committees

During 2013, the board of directors met 8 times, the audit committee met 4 times, the compensation committee met 4 times and the nominating and corporate governance committee met 3 times. In that year, each director attended at least 75% of the meetings of the board of directors and the committees on which he served.

Board Committees

Audit Committee

Our audit committee oversees our corporate accounting and financial reporting process. Among other matters, the audit committee:

•	appoints our independent registered public accounting firm;

•	evaluates the independent registered public accounting firm’s qualifications, independence and performance;

•	determines the engagement of the independent registered public accounting firm;

•	reviews and approves the scope of the annual audit and the audit fee;

•	discusses with management and the independent registered public accounting firm the results of the annual audit and the review of our quarterly financial statements;

•	approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services;

•	monitors the rotation of partners of the independent registered public accounting firm on our engagement team in accordance with requirements established by the SEC;

•	is responsible for reviewing our financial statements and our management’s discussion and analysis of financial condition and results of operations to be included in our annual and quarterly reports to be filed with the SEC;

•	reviews our critical accounting policies and estimates; and

•	reviews the audit committee charter and the committee’s performance at least annually.

The current members of our audit committee are Messrs. Hastings and McGirr and Dr. Schuetz. Mr. McGirr serves as the chairman of the committee. After the 2014 Annual Meeting, and subject to election by our stockholders in the case of Mr. Spiegelman, we expect that our audit committee will be composed of Mr. McGirr, as chairman, Mr. Spiegelman and Dr. Schuetz.

Each of the current members of our audit committee, as well as the expected members of our audit committee after the 2014 Annual Meeting, meets or will meet the requirements for financial literacy under the applicable rules and regulations of the SEC and NASDAQ. Our board of directors has determined that Mr. McGirr is an audit committee financial expert as defined under the applicable rules of the SEC and has the requisite financial sophistication as defined under the applicable rules and regulations of NASDAQ. Under the rules of the SEC, members of the audit committee must also meet heightened independence standards. However, a minority of the members of the audit committee may be exempt from the heightened audit committee independence standards for one year from the date of effectiveness of the registration statement filed in connection with our IPO. Our board of directors has determined that each of Messrs. Hastings, McGirr and Spiegelman and Dr. Schuetz are independent under the heightened independence standards under the applicable rules of NASDAQ. The audit committee operates under a written charter that satisfies the applicable standards of the SEC and NASDAQ. A copy of the audit committee charter is available to security holders on the Company’s website at http://investor.relypsa.com/corporate-governance.cfm.

Compensation Committee

Our compensation committee reviews and recommends policies relating to compensation and benefits of our officers and employees. The compensation committee reviews and recommends corporate goals and objectives relevant to compensation of our Chief Executive Officer and other executive officers, evaluates the performance of these officers in light of those goals and objectives and recommends to our board of directors the compensation of these officers based on such evaluations. The compensation committee also recommends to our board of directors for approval, and approves, the issuance of stock options and other awards under our stock plans. The compensation committee will review and evaluate, at least annually, the performance of the compensation committee and its members, including compliance by the compensation committee with its charter. The current members of our compensation committee are Messrs. Butler, Hastings and Hunt and Dr. Veitinger. Dr. Veitinger serves as the chairman of the committee. After the 2014 Annual Meeting, and subject to election by our stockholders in the case of Dr. Hillan, we expect that our compensation committee will be composed of Mr. Hastings, as chairman, Mr. Butler and Dr. Hillan.

Each of the current members of our compensation committee, other than Dr. Veitinger, as well as the expected members of our compensation committee after the 2014 Annual Meeting, is or will be an “independent director” under the applicable rules and regulations of The NASDAQ Global Select Market, is or will be a “non-employee director” as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, and is or will be an “outside director” as that term is defined in Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended, or the Code. The compensation committee operates under a written charter that satisfies the applicable standards of the SEC and NASDAQ. A copy of the compensation committee charter is available to security holders on the Company’s website at http://investor.relypsa.com/corporate-governance.cfm.

Dr. Veitinger does not qualify as an “independent” director in accordance with the NASDAQ listing requirements because he has received in excess of $120,000 in compensation during a period of twelve consecutive months within the past three years for his services as a consultant to the Company. However, as permitted by the applicable NASDAQ and SEC rules and regulations, we are phasing in our compliance with the independent compensation committee requirements in accordance with such rules and regulations that permit (1) one independent member of the committee at the time of listing; (2) a majority of independent members of the committee within 90 days of listing; and (3) all independent members of the committee within one year of listing. We do not believe our use of these phase-in periods adversely affects the ability of our compensation committee to act independently or to satisfy the other requirements thereof.

In addition, the compensation committee established a subcommittee comprised of Messrs. Butler, Hastings and Hunt, each of whom has been determined by our board of directors to be an “independent director” under the applicable NASDAQ rules and regulations, a “non-employee” director under Rule 16b-3 promulgated under the Exchange Act and an “outside director” under Section 162(m) of the Code. The compensation committee delegated power and authority to the independent committee to undertake all duties and responsibilities of the compensation committee as determined by the compensation committee, as required by the compensation committee charter, applicable law or the listing requirements of NASDAQ, or as may be delegated from the board of directors from time to time.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee is responsible for making recommendations to our board of directors regarding candidates for directorships and the size and composition of our board of directors. In addition, the nominating and corporate governance committee is responsible for overseeing our corporate governance policies and reporting and making recommendations to our board of directors concerning governance matters. As part of its duties, the nominating and corporate governance committee will consider individuals who are properly proposed by stockholders to serve on the board of directors in accordance with laws and regulations established by the SEC and the NASDAQ listing requirements, our bylaws and applicable corporate law, and make recommendations to the board of directors regarding such individuals based on the established criteria for members of our board. The nominating and corporate governance committee may consider in the future whether we should adopt a more formal policy regarding stockholder nominations. The current members of our nominating and corporate governance committee are Mr. Silverstein and Dr. Rocklage. Mr. Silverstein serves as the chairman of the committee. After the 2014 Annual Meeting, and subject to election by our stockholders in the case of Dr. Hillan, we expect that our nominating and corporate governance committee will be composed of Mr. McGirr, as chairman, Dr. Veitinger, and Mr. Hastings.

Each of the current members of our nominating and corporate governance committee, as well as the expected members of our nominating and corporate governance committee after the 2014 Annual Meeting, other than Dr. Veitinger, is or will be an “independent director” under the applicable rules and regulations of NASDAQ relating to nominating and corporate governance committee independence. However, following the 2014 Annual Meeting, we will continue to comply with NASDAQ’s rules regarding independent director oversight of director nominations under either NASDAQ Rule 5605(e)(1)(A) or 5605(e)(1)(B). The nominating and corporate governance committee operates under a written charter that satisfies the applicable standards of the SEC and NASDAQ. A copy of the nominating and corporate governance committee charter is available to security holders on the Company’s website at http://investor.relypsa.com/corporate-governance.cfm.

Dr. Hillan was recommended to our board of directors and our nominating and corporate governance committee by our chief executive officer and by certain of our other existing directors. Mr. Spiegelman was recommended to our board of directors and our nominating and corporate governance committee by our chief executive officer and by certain of our other existing directors. In connection with identifying potential directors to serve on our board of directors, we retained a third party search firm, which assisted with identifying and evaluating potential nominees.

Board Diversity

Our nominating and corporate governance committee is responsible for reviewing with the board of directors, on an annual basis, the appropriate characteristics, skills and experience required for the board of directors as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members), the nominating and corporate governance committee, in recommending candidates for election (and, in the case of vacancies, appointing), and the board of directors, in approving such candidates, will take into account many factors, including the following:

•	personal and professional integrity;

•	ethics and values;

•	experience in corporate management, such as serving as an officer or former officer of a publicly held company;

•	experience in the industries in which we compete;

•	experience as a board member or executive officer of another publicly held company;

•	diversity of expertise and experience in substantive matters pertaining to our business relative to other board members;

•	conflicts of interest; and

•	practical and mature business judgment.

Currently, our board of directors evaluates each individual in the context of the board of directors as a whole, with the objective of assembling a group that can best maximize the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The code of business conduct and ethics is available on our website at www.relypsa.com. We will disclose any substantive amendments to the code of business conduct and ethics, or any waiver of its provisions, on our website. The reference to our website does not constitute incorporation by reference of the information contained at or available through our website.

Limitation on Liability and Indemnification Matters

Our amended and restated certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•	any transaction from which the director derived an improper personal benefit.

Our amended and restated certificate of incorporation and amended and restated bylaws provide that we are required to indemnify our directors and officers, in each case to the fullest extent permitted by Delaware law. Our amended and restated bylaws also provide that we are obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under Delaware law.

We have entered and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by our board of directors. With specified exceptions, these agreements provide for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified directors and officers. We also maintain directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and our stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage. To the extent the indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.

Director Attendance at Annual Meetings

Our board of directors has a policy of encouraging director attendance at our annual meetings of stockholders, but attendance is not mandatory. Our board of directors and management team encourage all of our directors to attend the 2014 Annual Meeting.

Stockholder Communications with the Board of Directors

A stockholder may communicate with the board of directors, or an individual director, by sending written correspondence to the Company’s Corporate Secretary at Relypsa, Inc., 700 Saginaw Drive, Redwood City, California 94063. The Corporate Secretary will review such correspondence and forward it to the board of directors, or an individual director, as appropriate.

Compensation Committee Interlocks and Insider Participation

During 2013, the following individuals served as members of our compensation committee: Drs. Rocklage and Veitinger and Messrs. Butler, Hastings and Hunt. Dr. Veitinger served as chairman of the compensation committee. None of the members of our compensation committee has at any time been one of our officers or employees, other than Dr. Veitinger. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers on our board of directors or compensation committee.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a description of transactions since January 1, 2013 to which we have been a party, in which the amount involved exceeds $120,000, and in which any of our directors, executive officers or holders of more than 5% of our capital stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest.

Sales and Purchases of Securities

Series C Preferred Stock and Warrant Financing

In October 2013 we issued an aggregate of 1,633,126 shares of our Series C-2 convertible preferred stock at a price per share of $9.1848. In connection with such issuances, we issued warrants to purchase an aggregate of 479,221 shares of our Series C-2 convertible preferred stock at a price per share of $0.17, which we refer to as our Series C-2 Financing Warrants herein. The Series C-2 Financing Warrants were exercised in connection with our IPO that was completed in November 2013. The aggregate gross consideration received for these issuances was $15.0 million.

The table below sets forth the number of shares of Series C-2 convertible preferred stock and the number of shares underlying the Series C-2 Financing Warrants sold, to our directors, executive officers or owners of more than 5% of a class of our capital stock, or an affiliate or immediate family member thereof:

Name	Number of Shares of Series C-2 Convertible Preferred Stock	Number of Shares Underlying Series C-2 Financing Warrants	Aggregate Purchase Price ($)
OrbiMed Private Investments IV, LP	693,991	327,133	$6,374,169
5AM Ventures II, L.P.	47,849	17,141	439,483
5AM Co-Investors II, L.P.	1,888	676	17,341
5AM Ventures III, L.P.	284,822	102,036	2,616,033
5AM Co-Investors III, L.P.	7,340	2,629	67,416
New Leaf Ventures I, L.P.	125,067	—	1,148,715
Sprout Capital IX, L.P.	97,857	—	898,797
Sprout Entrepreneurs Fund, L.P.	410	—	3,766
Delphi Ventures VII, L.P.	110,562	—	1,015,490
Delphi BioInvestments VII. L.P.	1,105	—	10,149

Participation in our IPO

In connection with our IPO, the underwriters allocated an aggregate of 1,807,084 shares of our common stock in the offering to certain of our principal stockholders and/or affiliates, including a limited partner of two of our existing investors and one of our executive officers, on the same terms as the other shares that were offered and sold in our IPO. These allocations included allocations to the following executive officer and owners of more than 5% of a class of our capital stock: 712,192 shares to OrbiMed Private Investments IV, LP, 363,328 shares to 5AM Ventures III, L.P., 9,364 shares to 5AM Co-Investors III, L.P., 185,978 shares to New Leaf Ventures I, L.P., 205,836 Delphi Ventures VII, L.P., 2,058 shares to Delphi BioInvestments VII. L.P. and 15,000 shares to John Orwin. All of the shares allocated to our principal stockholders and/or affiliates were sold at $11.00, which was the IPO price.

Warrant Exercises

In October 2013, we issued an aggregate of 22,088 shares of Series B-1 Preferred Stock pursuant to warrants exercised by Delphi Ventures VII, L.P. and Delphi BioInvestments VII. L.P. at a price per share of $13.502. The aggregate gross cash consideration received for these issuances was $0.3 million.

In November 2013, we issued an aggregate of 2,375,386 shares of common stock pursuant to the cashless net exercise of warrants at an effective price per share of $0.25 to OrbiMed Private Investments IV, LP, 5AM Ventures II, L.P., 5AM Co-Investors II, L.P., 5AM Ventures III, L.P., 5AM Co-Investors III, L.P., New Leaf Ventures I, L.P., Sprout Capital IX, L.P. and Sprout Entrepreneurs Fund, L.P.

Consulting Agreement with Dr. Klaus Veitinger

In October 2010, we entered into a Consulting and Independent Contractor Agreement with an entity controlled by Dr. Klaus Veitinger, a member of our board of directors, under which Dr. Veitinger previously provided certain consulting services to us in connection with patiromer. In 2012 and 2013, we paid $0.2 million and $0.1 million, respectively, pursuant to this agreement. Our board of directors has determined that Dr. Veitinger does not qualify as an “independent” director under the NASDAQ listing requirements due to the consideration Dr. Veitinger received pursuant to this agreement. We terminated this agreement with Dr. Veitinger upon the effectiveness of the registration statement filed in connection with our IPO.

Indemnification Agreements and Directors’ and Officers’ Liability Insurance

We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, penalties fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer.

Investor Rights Agreements

We have entered into an amended and restated investor rights agreement with the purchasers of our outstanding convertible preferred stock and certain holders of common stock and warrants to purchase our convertible preferred stock, including entities with which certain of our directors are affiliated. As of April 17, 2014, the holders of approximately 21.6 million shares of our common stock, including the shares of common stock issuable upon the conversion of our convertible preferred stock and shares of common stock issued upon exercise of warrants, are entitled to rights with respect to the registration of their shares under the Securities Act. The investor rights agreement previously provided for a right of first refusal in favor of certain holders of convertible preferred stock with regard to certain issuances of our capital stock. The rights of first refusal terminated upon the pricing of our IPO.

Policies and Procedures for Related Party Transactions

Our board of directors has adopted a written related person transaction policy setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act , any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our audit committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction with an unrelated third party and the extent of the related person’s interest in the transaction.

NON-EMPLOYEE DIRECTOR COMPENSATION

In June 2013, our board of directors approved a compensation policy for our non-employee directors, or the 2013 Director Compensation Program. Pursuant to the 2013 Director Compensation Program, our non-employee directors receive cash compensation as follows:

•	Each non-employee director receives an annual cash retainer in the amount of $35,000 per year.

•	The non-employee Chairman of the Board receives an additional annual cash retainer in the amount of $25,000 per year.

•	The chairperson of the audit committee receives additional annual cash compensation in the amount of $17,000 per year for such chairperson’s service on the audit committee. Each non-chairperson member of the audit committee receives additional annual cash compensation in the amount of $7,500 per year for such member’s service on the audit committee.

•	The chairperson of the compensation committee receives additional annual cash compensation in the amount of $12,000 per year for such chairperson’s service on the compensation committee. Each non-chairperson member of the compensation committee receives additional annual cash compensation in the amount of $5,000 per year for such member’s service on the compensation committee.

•	The chairperson of the nominating and corporate governance committee receives additional annual cash compensation in the amount of $7,500 per year for such chairperson’s service on the nominating and corporate governance committee. Each non-chairperson member of the nominating and corporate governance committee receives additional annual cash compensation in the amount of $2,500 per year for such member’s service on the nominating and corporate governance committee.

Under the 2013 Director Compensation Program, each non-employee director is automatically granted an option to purchase shares of our common stock having a grant date fair value, as calculated in accordance with Accounting Standards Codification, or ASC, 718, of $150,000 upon initial appointment or election to our board of directors. In addition, each continuing non-employee director who has been serving on our board of directors for at least six months as of the date of any annual meeting of our stockholders and will continue to serve as a non-employee director immediately following such meeting is automatically granted an option to purchase shares of our common stock having a grant date fair value, as calculated in accordance with ASC 718, of $75,000 on the date of each annual stockholders meeting. The Chairman of the Board is also automatically granted an additional option to purchase shares of our common stock having a grant date fair value, as calculated in accordance with ASC 718, of $15,000 on the date of each annual stockholders meeting. Each initial non-employee director stock option vests in substantially equal annual installments on each of the first three anniversaries of the grant date, subject to the non-employee director’s continued service on our board of directors through such date. Each annual stock option granted to our non-employee directors, including the Chairman of the Board stock option, vests on the earlier of the first anniversary of the date of grant or the next annual stockholders meeting, subject to the non-employee director’s continued service on our board of directors through such date.

In connection with the adoption of the 2013 Director Compensation Program, on July 24, 2013 the board of directors also approved options to each of our non-employee directors to purchase 10,140 shares of our common stock for $7.40 per share and having a grant date fair value of $75,000. Such option grants fully vest at the annual meeting of our stockholders in 2015, subject to such director’s continued service through such date. In 2013, Messrs. Butler and Hastings were granted stock options to purchase 24,632 shares and 15,953 shares, respectively, of our common stock. Messrs. Hunt, McGirr and Silverstein and Drs. Rocklage, Schuetz and Veitinger were each granted 10,140 shares of stock options to purchase our common stock.

2013 Director Compensation Table

The following table sets forth information for the year ended December 31, 2013 regarding the compensation awarded to, earned by or paid to our non-employee directors:

Name(1)	Fees Earned or Paid in Cash ($)	Option Awards(2) ($)	All Other Compensation(3) ($)	Total ($)
John Butler	11,128	224,860	—	235,988
Paul J. Hastings	36,427	91,548	—	127,975
Ronald M. Hunt	4,565	58,158	—	62,723
David W.J. McGirr	36,940	58,158	—	95,098
Scott M. Rocklage, Ph.D.	7,133	58,158	—	65,291
Thomas J. Schuetz, M.D., Ph.D.	16,851	58,158	2,800	77,809
Jonathan T. Silverstein, Esq.	4,851	58,158	—	63,009
Klaus Veitinger, M.D.	5,364	58,158	95,000	158,522

(1)	Mr. Orwin, who was appointed as our Chief Executive Officer and a director in June 2013, receives no compensation for his service as a director. Dr. Klaerner served as our President and a director until June 2013 but did not receive compensation for his services as a director. In addition, the non-employee members of our board of directors who serve as directors on behalf of some of our principal security holders received no compensation for their service as directors prior to the adoption of the 2013 Director Compensation Program, as described above.
(2)	The amounts reported in the Option Awards column represent the grant date fair value of the stock options granted to the non-employee members of our board of directors during 2013 as computed in accordance with ASC 718. The assumptions used in calculating the grant date fair value of the stock options reported in the Option Awards column are set forth in Note 1 to the audited financial statements included in this report. The amounts reported in this column exclude the impact of estimated forfeitures related to service-based vesting conditions.
(3)	The amounts reported in the All Other Compensation column represent the payments made to Drs. Schuetz or Veitinger for their consulting services to us pursuant to the terms of their consulting agreements.

As of December 31, 2013, each of our non-employee directors held the following outstanding options:

Name	Shares Subject to Outstanding Options
John Butler	24,632
Paul J. Hastings	37,755
Ronald M. Hunt	10,140
David W.J. McGirr	65,372
Scott M. Rocklage, Ph.D.	10,140
Thomas J. Schuetz, M.D., Ph.D.	45,021
Jonathan T. Silverstein, Esq.	10,140
Klaus Veitinger, M.D.	176,998

In March 2014, our board of directors reviewed the 2013 Director Compensation Program against the compensation programs of our peer group of companies. Based upon this review, our board of directors amended the 2013 Director Compensation Program as follows:

•	Each non-employee director will receive an annual cash retainer in the amount of $35,000 per year.

•	The non-employee Chairman of the Board will receive an additional annual cash retainer in the amount of $25,000 per year.

•	The chairperson of the audit committee will receive additional annual cash compensation in the amount of $20,000 per year for such chairperson’s service on the audit committee. Each non-chairperson member of the audit committee will receive additional annual cash compensation in the amount of $10,000 per year for such member’s service on the audit committee.

•	The chairperson of the compensation committee will receive additional annual cash compensation in the amount of $15,000 per year for such chairperson’s service on the compensation committee. Each non-chairperson member of the compensation committee will receive additional annual cash compensation in the amount of $7,500 per year for such member’s service on the compensation committee.

•	The chairperson of the nominating and corporate governance committee will receive additional annual cash compensation in the amount of $10,000 per year for such chairperson’s service on the nominating and corporate governance committee. Each non-chairperson member of the nominating and corporate governance committee will receive additional annual cash compensation in the amount of $5,000 per year for such member’s service on the nominating and corporate governance committee.

Under the amended 2013 Director Compensation Program, each non-employee director will be automatically granted an option to purchase 12,000 shares of our common stock upon initial appointment or election to our board of directors. In addition, each non-employee director who has been serving on our board of directors for at least six months as of the date of any annual meeting of stockholders and will continue to serve as a non-employee director immediately following such meeting, will be automatically granted, on the date of such annual meeting (i) an option to purchase that number of shares of the Company’s common stock having an aggregate grant date fair value, as determined in accordance with our financial statements, equal to $65,000 rounded down to the nearest whole share, subject to adjustment as provided in the 2013 Plan (as defined below) (ii) and that number of restricted stock units calculated by dividing $65,000 by the closing trading price of a share of our common stock on the date of grant, rounded down to the nearest whole unit, subject to adjustment as provided in the 2013 Plan (as defined below). Each initial non-employee director stock option vests and becomes exercisable in substantially equal installments on each of the first three anniversaries of the grant date, subject to the non-employee director’s continued service on our board of directors through such date. Each annual non-employee director award vests and, if applicable, becomes exercisable in full, on the earlier of the first anniversary of the date of grant or immediately prior to the next annual stockholders meeting after the date of grant, subject to the non-employee director’s continued service on our board of directors through such date.

EXECUTIVE OFFICERS

The following table sets forth information regarding our executive officers as of April 17, 2014.

Name	Age	Position(s)
John A. Orwin	49	President and Chief Executive Officer, Director
Kristine M. Ball	42	Chief Financial Officer and Senior Vice President
Lance Berman, M.D., M.S.	43	Chief Medical Officer and Senior Vice President
Mary E. Corbett	62	Senior Vice President, Human Resources
Ronald A. Krasnow, Esq	51	General Counsel, Senior Vice President and Secretary
Claire Lockey	61	Senior Vice President, Pharmaceutical Development and Regulatory Affairs
Wilhelm Stahl, Ph.D.	54	Senior Vice President, Pharmaceutical Operations

Mr. Orwin’s biographical information is set forth in “Proposal No. 1 – Election of Directors” in this proxy statement.

Kristine M. Ball has served as our Chief Financial Officer and Senior Vice President since November 2012. Prior to Relypsa, Ms. Ball was an independent consultant from June 2011 to October 2012, advising start-up life science companies on various strategic and operational business matters. Prior to being a consultant, Ms. Ball was Senior Vice President of Finance and Administration and Chief Financial Officer of KAI Pharmaceuticals, Inc. (acquired by Amgen), a drug discovery company, from February 2005 to January 2011, where she was responsible for finance, administration and strategic planning and was involved in a venture capital financing, pharmaceutical partnerships and, as a consultant, KAI’s acquisition. Prior to KAI, Ms. Ball served as Vice President of Finance at Exelixis, Inc., a biotechnology company, from 2000 to 2005, where she was involved in four acquisitions and Exelixis’ initial public offering and other financings. Prior to Exelixis, Ms. Ball was a senior manager in Ernst & Young’s life sciences audit practice. Ms. Ball holds a B.S. in Accounting from Babson College and is a certified public accountant.

Lance Berman, M.D., M.S. joined Relypsa in December 2011 as Senior Vice President, Commercial Strategy and Medical Affairs and was promoted in October 2012 to Chief Medical Officer and Senior Vice President. Prior to Relypsa, Dr. Berman was Chief Medical Officer of CPEX Pharmaceuticals, Inc. (acquired by Footstar), a pharmaceutical company, from February 2009 to April 2011, where he was responsible for the clinical development of CPEX’s late stage clinical product and in-licensing and acquisition strategies. Prior to that, Dr. Berman served in various medical leadership roles at Pfizer Inc., a pharmaceutical company, from June 2003 to January 2009, where he was responsible for atherosclerosis, hypertension and endocrinology products serving at various times as U.S. or Global Medical Team Leader. Previously, Dr. Berman held roles of increasing responsibility at Schering-Plough Corporation (merged with Merck) and Janssen Pharmaceuticals, Inc. (Johnson & Johnson), both pharmaceutical companies. Dr. Berman received his Bachelor of Medicine and Bachelor of Surgery degrees at the University of Cape Town in Cape Town, South Africa and an M.S. in Pharmaceutical Medicine from Hibernia College.

Mary E. Corbett joined Relypsa in December 2013 as Senior Vice President, Human Resources. Prior to Relypsa, Ms. Corbett was a human resources consultant from July 2013 to December 2013. Prior to being a consultant, Ms. Corbett served as Vice President, Human Resources at Verinata Health, a maternal and fetal health company acquired by Illumina, Inc., from November 2012 to June 2013, and an executive-level human resources consultant from February 2012 to November 2012. Prior to Verinata Health, Ms. Corbett served as Vice President, Human Resources of Pacific Biosciences of California, Inc., a biotechnology company, from July 2008 to September 2011. During her tenure at Pacific Biosciences, the company grew from 150 to over 500 employees, launched its first product and completed an initial public offering. Prior to Pacific Biosciences, Ms. Corbett headed the Human Resources function for Synarc, Broadlane, myCFO, and MarketMile. Ms. Corbett also had a human resources consulting practice based in Paris for six years. Ms. Corbett received a B.A. from Fordham University and an M.A. from Columbia University.

Ronald A. Krasnow, Esq. has served as our General Counsel and Senior Vice President since January 2009, and prior to that served as our Vice President and Chief Patent Counsel since October 2007. Prior to Relypsa, Mr. Krasnow served in various positions at Symyx Technologies, Inc., a research company, from 1997 to 2007, including Senior Vice President, Intellectual Property. Prior to Symyx, Mr. Krasnow was an attorney at Fish & Neave (now Ropes & Gray LLP), where he practiced complex patent litigation and interferences. Mr. Krasnow has also served as a patent examiner at the U.S. Patent and Trademark Office. Mr. Krasnow received a B.S. in Materials and Metallurgical Engineering from the University of Michigan and a J.D. from the George Washington University Law School.

Claire Lockey has served as our Senior Vice President, Pharmaceutical Development and Regulatory Affairs since September 2010, and prior to that Ms. Lockey served as our Vice President, Regulatory Affairs from February 2010 to September 2010. Prior to Relypsa, Ms. Lockey served for over six years as Vice President Regulatory Affairs at FibroGen, Inc. Ms. Lockey has held similar executive-level positions at other biopharmaceutical companies including Titan Pharmaceuticals, Layton Bioscience, Connetics, Gore Hybrid Technologies and a ten-year consulting position at Synergia, an organization focused on the regulatory and clinical development of new health care products. Ms. Lockey received a B.A. in Biology from Boston University.

Wilhelm Stahl, Ph.D. has served as our Senior Vice President, Pharmaceutical Operations since September 2011. Prior to Relypsa, from January 2009 to August 2011, Dr. Stahl was a Managing Partner of Rondaxe Enterprises, a consulting firm, providing consulting services and strategic advice on CMC aspects of drug development, supply chain management and strategic business support. From 2005 to 2008, Dr. Stahl was Head of the Pharma Custom Manufacturing business of Saltigo GmbH, a subsidiary of Lanxess AG. Prior to that Dr. Stahl has held a variety of positions with increasing responsibilities in the pharmaceutical R&D organizations of Hoechst, HMR (now Aventis) and Bayer. Dr. Stahl received a Ph.D. from the Institute for Organic Chemistry and Biochemistry at the University of Bonn.

EXECUTIVE COMPENSATION

The following is a discussion and analysis of compensation arrangements of our named executive officers, or NEOs. This discussion contains forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt may differ materially from currently planned programs as summarized in this discussion. As an “emerging growth company” as defined in the Jumpstart our Business Startups Act of 2012 we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled disclosure requirements applicable to emerging growth companies.

Our compensation committee, appointed by our board of directors, is responsible for establishing, implementing and monitoring our compensation philosophy and objectives. We seek to ensure that the total compensation paid to our executive officers is reasonable and competitive. Compensation of our executives is structured around the achievement of individual performance and near-term corporate targets as well as long-term business objectives.

Our NEOs for fiscal year 2013 were as follows:

•	John A. Orwin, President and Chief Executive Officer;

•	Gerrit Klaerner, Ph.D., Former President;

•	Lance Berman, M.D., M.S., Senior Vice President, Chief Medical Officer; and

•	Claire Lockey, Senior Vice President, Pharmaceutical Development and Regulatory Affairs.

Mr. Orwin was hired as our Chief Executive Officer and a member of our board of directors effective June 17, 2013 and as our President effective July 1, 2013. In connection with Mr. Orwin’s appointment, Dr. Klaerner resigned as President and a member of our board of directors, effective June 30, 2013.

2013 Summary Compensation Table

The following table shows information regarding the compensation of our NEOs for services performed in the year ended December 31, 2013.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compesation ($)(4)	Total ($)
John Orwin	2013	257,292	29,973	4,792,760	120,027	398	5,200,450
President and Chief Executive Officer

Gerrit Klaerner, Ph.D.	2013	172,500	—	—	—	291,487	463,987
Former President(5)	2012	322,500	60,000	555,367	105,000	846	1,043,713

Lance Berman, M.D., M.S.	2013	309,000	12,926	251,348	72,074	25,372	670,720
Senior Vice President, Chief Medical Officer	2012	298,500	115,000	185,000	69,563	27,872	695,935

Claire Lockey	2013	304,000	—	251,348	76,000	596	631,944
SVP, Pharmaceutical Development and Regulatory Affairs	2012	285,700	30,000	141,636	69,563	1,228	528,127

(1)	The amounts reported in the Bonus column represent special discretionary bonuses granted to the NEOs during 2013 for performance not recognized as part of the annual performance-based bonus program of the company.

(2)	The amounts reported in the Option Awards column represent the grant date fair value of the stock options granted to our NEOs during 2013 and 2012 as computed in accordance with ASC 718. The assumptions used in calculating the grant date fair value of the stock options reported in the Option Awards column are set forth in Note 11 to the audited financial statements included in this report. The amounts reported in this column exclude the impact of estimated forfeitures related to service-based vesting conditions. Note that the amounts reported in this column reflect the accounting cost for these stock options, and do not correspond to the actual economic value that may be received by the NEOs from the options.
(3)	The amounts reported in the Non-Equity Incentive Plan Compensation column represent the annual cash performance-based bonuses earned by our NEOs pursuant to the achievement of certain company and individual performance objectives. These amounts were paid to the named executive officers in February 2014. Please see the descriptions of the annual performance bonuses paid to our NEOs in “Narrative Disclosure to 2013 Summary Compensation Table – Terms and Conditions of Annual Bonuses” below.
(4)	The amounts reported in the All Other Compensation column represent certain long-term disability payments by us on behalf of the NEOs, other than Dr. Berman; company gifts to our NEOs; and a $25,000 relocation payment to Dr. Berman in connection with relocating to the San Francisco Bay Area pursuant to his original employment agreement with us. The amount for Dr. Klaerner includes a cash severance payment of $172,500, severance benefits of $12,347 consisting of payment of continued health, dental and vision insurance premiums for himself and any covered dependents for 6 months, consulting payments of $60,000, and accrued paid time off cash out of $46,442.
(5)	Dr. Klaerner resigned as our President and a member of our board effective as of June 30, 2013 in accordance with his Separation and Consulting Agreement with us dated May 9, 2013 and Transition Employment Letter Agreement with us dated October 25, 2012. Please see descriptions of the Separation and Consulting Agreement in the “Additional Narrative Disclosure – Terms and Conditions of Gerrit Klaerner’s Separation Agreement” below.

Narrative Disclosure to 2013 Summary Compensation Table

Terms and Conditions of Employment Agreements with our NEOs

We have entered into agreements with each of the NEOs in connection with his or her employment with us. With the exception of his own arrangement, each of these employment agreements was negotiated on our behalf by Mr. Orwin, with the oversight and approval of our board of directors.

In June 2013, we entered into an offer letter agreement with Mr. Orwin in connection with his commencement of employment with us. Mr. Orwin’s agreement was negotiated directly with the Chairman of our compensation committee and approved by our board of directors, including a grant to Mr. Orwin of an option to purchase 831,432 shares of our common stock vesting over four years.

Our employment agreements with our NEOs set forth the terms and conditions of employment of each NEO, including base salary, target annual bonus opportunity and standard employee benefit plan participation. Our board of directors or the compensation committee reviews each NEO’s base salary and target bonus opportunity annually to ensure compensation adequately reflects the NEO’s qualifications, experience, role and responsibilities. For 2013, Mr. Orwin’s base salary was $475,000, Dr. Klaerner’s base salary was $345,000, Dr. Berman’s base salary was $309,000 and Ms. Lockey’s base salary was $304,000. Dr. Klaerner resigned his employment effective June 30, 2013. In addition, for 2013, Mr. Orwin, Dr. Berman and Ms. Lockey had an annual cash bonus target of 50%, 25%, and 25%, respectively, of base salary awarded based on the achievement of certain objectives approved by our board of directors. Please see the section below entitled “Terms and Conditions of Annual Bonuses” for a further description of the annual bonuses awarded to our NEOs.

We may terminate the employment of Mr. Orwin under his employment agreement without cause at any time and for any or no reason, and with cause by delivering written notice with the effective date of termination as of the date of the notice or such other date specified in the notice. Mr. Orwin must give 30 days’ written notice to terminate his employment for other than good reason. We or the other NEOs may terminate their employment under their employment agreements at any time, with or without advance notice, and for any or no reason or cause. Our employment agreements with the NEOs were each subject to execution of our standard confidential information and invention assignment agreement, and provide for change in control and severance benefits, among other things, in exchange for certain non-solicitation and confidentiality restrictive covenants. Please see the section below entitled “Additional Narrative Disclosure – Terms and Conditions of Executive Severance Arrangements.”

Terms and Conditions of Annual Bonuses

For 2013, based upon the recommendations from our compensation committee, and the subcommittee of independent directors of the compensation committee, our board of directors adopted an annual bonus program for our NEOs based upon corporate performance and individual performance. The 2013 corporate performance objectives were as follows:

•	certain product development objectives, including specific timeline objectives related to regulatory interactions and preparations, and recruitment and completion of certain clinical studies;

•	a financial objective to execute our financing plan; and

•	a commercial objective to advance activities in support of potential product launch.

The 2013 individual performance objectives for our NEOs, other than Mr. Orwin and Dr. Klaerner, were aligned with the corporate performance objectives and related to the NEOs’ individual functional responsibilities. Mr. Orwin did not have individual performance objectives because his annual bonus was based upon the achievement level of the corporate performance objectives.

In reviewing the achievement level for the 2013 corporate performance objectives, management considered our actual results and proposed to the compensation committee, and the subcommittee of independent directors of the compensation committee, a calculated 93.3% achievement level for the 2013 corporate performance objectives. The compensation committee, and the subcommittee of independent directors of the compensation committee, considered management’s proposal and exercised their discretion to approve a 100% achievement level based upon the significant challenges and changes in circumstances that affected our actual results and our success in building value for our stockholders in 2013. Our board of directors approved Mr. Orwin’s 2013 annual bonus based upon the 100% achievement level for the corporate performance objectives.

In reviewing the achievement level for the 2013 individual performance objectives for our NEOs, other than Mr. Orwin and Dr. Klaerner, the compensation committee, and the subcommittee of independent directors of the compensation committee, considered recommendations from Mr. Orwin and the NEOs’ accomplishments against their individual performance objectives. Based upon this review, these committees approved achievement of 100% of the 2013 individual performance objectives for each of the NEOs. The NEOs’ 2013 annual bonuses were based upon a combination of our 100% achievement of the corporate performance objectives and the NEOs’ 100% achievement of their individual performance objectives.

Both Mr. Orwin and Dr. Berman received discretionary bonuses for their performance in 2013, particularly in connection with the successful closing of our IPO in November 2013. The NEOs’ 2013 annual bonuses are set forth in the “2013 Summary Compensation Table” above. We may pay additional discretionary bonuses to our NEOs from time to time.

Terms and Conditions of Equity Award Grants

All of our NEOs, other than Dr. Klaerner, received options to purchase our common stock in fiscal year 2013. The table below entitled “Outstanding Option Awards at 2013 Fiscal Year-End” describes the material terms of other option awards made in past fiscal years to our NEOs.

Outstanding Equity Awards at 2013 Fiscal Year-End

The following table sets forth specified information concerning unexercised stock options for each of the NEOs outstanding as of December 31, 2013.

Name	Vesting Commencement Date(1)		Option Awards
			Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date
			Exercisable	Unexercisable
John Orwin	6/17/2013		13,520	—	7.40	7/23/2023
	6/17/2013		817,912	—	7.40	7/23/2023
Gerrit Klaerner, Ph.D.	1/1/2009		10,755	—	2.76	3/10/2019
	1/1/2010		21,533	—	4.65	9/28/2020
	1/1/2010		96,243	—	4.65	9/28/2020
	9/1/2011		25,278	—	3.96	9/13/2021
	9/1/2011		166,582	—	3.96	9/13/2021
	10/24/2012	(2)	203,488	—	3.96	10/23/2022
Lance Berman, M.D., M.S.	12/9/2011		25,278	—	3.96	12/13/2021
	12/9/2011		60,071	—	3.96	12/13/2021
	9/19/2012		25,278	—	3.96	9/27/2022
	9/19/2012		44,367	—	3.96	9/27/2022
	7/24/2013		13,520	—	7.40	7/23/2023
	7/24/2013		30,083	—	7.40	7/23/2023
Claire Lockey	1/1/2010		215	—	4.65	9/28/2020
	1/1/2010		32,052	—	4.65	9/28/2020
	2/1/2010		26,162	—	3.79	5/24/2020
	9/1/2011		25,278	—	3.96	9/13/2021
	9/1/2011		22,396	—	3.96	9/13/2021
	9/19/2012		25,278	—	3.96	9/27/2022
	9/19/2012		22,469	—	3.96	9/27/2022
	7/24/2013		13,520	—	7.40	7/23/2023
	7/24/2013		30,083	—	7.40	7/23/2023

(1)	Except as otherwise indicated, the options are fully exercisable upon the date of grant, provided that the options vest as to 25% of the shares subject to such option on the first anniversary of the vesting commencement date with the remaining 75% of the shares vesting monthly in substantially equal installments over the following 36 months, subject to the holder continuing to provide services to the company through each vesting date. Any shares purchased prior to vesting are subject to a restricted stock purchase agreement pursuant to which a repurchase right in favor of the company lapses in accordance with the vesting schedule. All options vest with respect to 100% of the shares subject thereto upon certain terminations of employment that take place on or following a change in control.
(2)	The option is fully exercisable upon the date of grant, and 25% of the shares subject to the option vested on December 31, 2013 and the remaining 75% of the shares subject to the option shall vest monthly in substantially equal installments until the fourth anniversary of the date of grant, subject to Dr. Klaerner continuing to provide services to the company through each such vesting date. Any shares purchased prior to vesting are subject to a restricted stock purchase agreement pursuant to which a repurchase right in favor of the company lapses in accordance with the vesting schedule.

Equity Plan Compensation Information

The following table provides certain information as of December 31, 2013, with respect to all of our equity compensation plans in effect on that date.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)

Equity Compensation Plans Approved by Stockholders(1)(2)	3,544,810	$5.63	1,232,978
Equity Compensation Plans Not Approved by Stockholders	—	—	—

Total	3,544,810	$5.63	1,232,978

(1)	Includes the Relypsa, Inc. 2013 Equity Incentive Award Plan, the Relypsa, Inc. Amended and Restated 2007 Equity Incentive Plan, as amended, and the Relypsa, Inc. 2013 Employee Stock Purchase Plan.
(2)	The Relypsa, Inc. 2013 Equity Incentive Award Plan and the Relypsa, Inc. 2013 Employee Stock Purchase Plan contain “evergreen” provisions, pursuant to which (i) the number of shares of common stock reserved for issuance or transfer pursuant to awards under the 2013 Equity Incentive Award Plan shall be increased on the first day of each year beginning in 2015 and ending in 2023, equal to the least of (A) 2,553,174 shares, (B) four percent (4.0%) of the shares of stock outstanding (on an as converted basis) on the last day of the immediately preceding fiscal year and (C) such smaller number of shares of stock as determined by our board of directors; provided, however, that no more than 20,717,508 shares of stock may be issued upon the exercise of incentive stock options and (ii) the maximum number of our shares of our common stock which will be authorized for sale under the 2013 Employee Stock Purchase Plan is equal to the sum of (a) 255,317 shares of common stock and (b) an annual increase on the first day of each year beginning in 2015 and ending in 2023, equal to the least of (i) 510,634 shares of common stock, (ii) one percent (1.0%) of the shares of common stock outstanding (on an as converted basis) on the last day of the immediately preceding fiscal year and (iii) such number of shares of common stock as determined by our board of directors.

Additional Narrative Disclosure

Terms and Conditions of Executive Severance Arrangements

Each of our NEOs, other than Dr. Klaerner, is party to an executive employment agreement that provides for certain severance and change in control benefits, among other things, in exchange for certain non-solicitation and confidentiality restrictive covenants. Under our agreements with each of our NEOs other than Mr. Orwin and Dr. Klaerner, if the executive is terminated without cause or resigns for good reason (each as defined in the agreements) at any time other than during the 12-month period following a change in control (as defined in the agreements), and such executive executes and does not revoke a general release of all claims against the company and complies with his or her continuing obligations to the company, then such executive is entitled to receive (i) a lump sum cash severance payment equal to 9 months of the executive’s then-existing base salary and (ii) payment by us of COBRA premiums for 9 months. In addition, if the executive is terminated without cause or resigns for good reason within the 12-month period following a change in control, and such executive executes and does not revoke a general release of all claims against the company and complies with his or her continuing obligations to the company, then such executive is entitled to receive (i) a lump sum cash severance payment equal to 12 months of the executive’s then-existing base salary, (ii) payment by us of COBRA premiums for 12 months, (iii) the accelerated vesting of all outstanding equity awards held by such executive and (iv) generally, a lump sum cash payment equal to the executive’s pro-rata target annual bonus.

Under our agreements with each of our NEOs other than Mr. Orwin and Dr. Klaerner, if a change in control is consummated prior to the earlier of December 31, 2015 or approval of a New Drug Application for patiromer by the U.S. Food and Drug Administration, then, effective as of the first anniversary of the change in control, all outstanding equity awards held by the executive will automatically become vested and, if applicable, exercisable and any forfeiture restrictions or rights of repurchase thereon shall immediately lapse, in each case, with respect to one hundred percent (100%) of the then-unvested shares subject to such outstanding awards, subject to the executive continuing to provide services to us or the surviving company through such date.

Under our agreement with Mr. Orwin, if he is terminated without cause or resigns for good reason (each as defined in his agreement), and he executes and does not revoke a general release of all claims against the company and complies with his continuing obligations to the company, then Mr. Orwin is entitled to receive (i) a lump sum cash severance payment equal to 12 months of his then-existing base salary, (ii) payment by us of COBRA premiums for 12 months and (iii) in the event his termination occurs on or after the first anniversary of his first day of employment, the accelerated vesting of his unvested equity awards with respect to the number of shares that would have vested had he remained employed with the company for an additional 12 months following his termination date. In addition, if Mr. Orwin is terminated without cause or resigns for good reason within the 12-month period following a change in control (as defined in his agreement), then all unvested equity awards will vest in full.

Dr. Klaerner received severance benefits in connection with his resignation from the Company pursuant to a transition and separation agreement detailed under the section below entitled “Additional Narrative Disclosure – Terms and Conditions of Gerrit Klaerner’s Separation Agreement.”

Terms and Conditions of Gerrit Klaerner’s Separation Agreement

Dr. Klaerner resigned his employment effective June 30, 2013 and entered into a separation and consulting agreement (the Klaerner Separation Agreement) with us on May 9, 2013 to provide for his continued service with us as a consultant. The Klaerner Separation Agreement superseded all other prior agreements between Dr. Klaerner and us and provided for continued consulting to us for 18 months commencing on July 1, 2013 whereby Dr. Klaerner serves as a senior level consultant and provides strategic advice as requested by the company. In 2013, pursuant to the Klaerner Separation Agreement, we paid Dr. Klaerner an aggregate separation payment of $172,500 (less applicable withholdings and taxes), which represented 6 months of his base salary, in exchange for a general release of all claims against us and our affiliates and his agreement to abide by the non-competition and non-solicitation provisions of the separation agreement for the 18-month period commencing on July 1, 2013. Dr. Klaerner also received the payment of continued health, dental and vision insurance premiums for himself and any covered dependents for 6 months. As compensation for his consulting services under the Klaerner Separation Agreement, we paid Dr. Klaerner $10,000 per month through December 31, 2013. Commencing in January 1, 2014 through the expiration of the 18-month consulting period, we pay Dr. Klaerner $2,500 per day of service provided. As long as Dr. Klaerner continues to provide consulting services to the company, all outstanding options shall continue to vest in accordance with their current vesting schedules. When Dr. Klaerner ceases providing services to the company, all unvested options will terminate for no additional consideration. Finally, in the event of a change in control (as defined in his agreement), all outstanding options held by Dr. Klaerner will vest in full.

Equity Compensation Plans and Other Benefit Plans

2013 Equity Incentive Award Plan

In November 2013, our board of directors adopted our 2013 Equity Incentive Award Plan, or the 2013 Plan. The principal purpose of the 2013 Plan is to promote the success and enhance the value of the company by aligning the individual interests of our board members, employees and consultants with the interests of our stockholders.

The 2013 Plan provides for the grant of incentive stock options, or ISOs, non-qualified stock options, restricted stock units, restricted stock awards, stock appreciation rights, or SARs and other stock-based and cash-based awards. These awards may be granted to individuals who are then our directors, officers, employees or consultants or are the officers, employees or consultants of certain of our subsidiaries; however, only our employees, or employees of certain of our subsidiaries, may be granted ISOs. Each award granted under the 2013 Plan is set forth in a separate agreement with the person receiving the award and indicates the type, terms and conditions of the award.

Our board of directors or the compensation committee (with board approval) may terminate, amend or modify the 2013 Plan at any time and from time to time. However, we must generally obtain stockholder approval:

•	to increase the number of shares available under the 2013 Plan (other than in connection with certain corporate events, as described above);

•	to grant options with an exercise price that is below 100% of the fair market value of shares of our common stock on the grant date;

•	to extend the exercise period for an option beyond ten years from the date of grant; or

•	to the extent required by applicable law, rule or regulation (including any applicable stock exchange rule).

We filed a registration statement on Form S-8 with the SEC covering the shares of common stock that may be issued under the 2013 Plan.

Amended and Restated 2007 Equity Incentive Plan, as Amended

In October 2007, our board of directors adopted the Amended and Restated 2007 Equity Incentive Plan, as amended, or the 2007 Plan. The 2007 Plan provided for the grant of ISOs, non-qualified stock options, restricted stock units, restricted stock awards, SARs, performance stock awards and other stock awards. Following the closing of our IPO and in connection with the effectiveness of our 2013 Plan, the 2007 Plan terminated and no further awards will be granted under the 2007 Plan. However, all outstanding awards will continue to be governed by their existing terms.

We filed a registration statement on Form S-8 with the SEC covering the shares of common stock that may be issued under the 2007 Plan.

Employee Stock Purchase Plan

In November 2013, our board of directors adopted our Employee Stock Purchase Plan, or ESPP. The ESPP is designed to allow our eligible employees, and the eligible employees of our participating subsidiaries, the option to purchase shares of our common stock at a discount at semi-annual intervals, typically commencing on March 1 and September 1 of each year, with their accumulated payroll deductions. The ESPP is intended to qualify under Section 423 of the Code.

We filed a registration statement on Form S-8 with the SEC covering the shares of common stock that may be issued under the ESPP.

401(k) Plan

Effective November 1, 2007, we adopted our 401(k) plan for employees. The 401(k) plan is intended to qualify under Section 401(k) of the Code, so that contributions to the 401(k) plan by employees or by us, and the investment earnings thereon, are not taxable to the employees until withdrawn from the 401(k) plan, and so that contributions by us, if any, will be deductible by us when made. Under the 401(k) plan, employees may elect to reduce their current compensation by up to the statutorily prescribed annual limit and to have the amount of such reduction contributed to the 401(k) plan.

The 401(k) plan permits us to make contributions up to the limits allowed by law on behalf of all eligible employees.

Rule 10b5-1 Trading Plans

Our directors and executive officers may adopt written trading plans pursuant to Rule 10b5-1 of the Exchange Act, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell shares of our common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or officer when entering into the plan, without further direction from the director or officer. The director or officer may amend or terminate the plan in limited circumstances. Our directors and executive officers may also buy or sell additional shares of our common stock outside of a Rule 10b5-1 plan when they are not in possession of material, nonpublic information.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information relating to the beneficial ownership of our common stock as of April 17, 2014, by:

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our outstanding shares of common stock;

•	each of our directors and nominees for director;

•	each of our NEOs; and

•	all directors and executive officers as a group.

The number of shares beneficially owned by each entity, person, director, nominee or executive officer is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power as well as any shares that the individual has the right to acquire within 60 days of April 17, 2014 through the exercise of stock options or other rights. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock held by that person.

The percentage of shares beneficially owned is computed on the basis of 33,845,329 shares of our common stock outstanding as of April 17, 2014. Shares of our common stock that a person has the right to acquire within 60 days of April 17, 2014 are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group. Unless otherwise indicated below, the address for each beneficial owner listed is c/o Relypsa, Inc., at 700 Saginaw Drive, Redwood City, California 94063.

	Beneficial Ownership
Name and Address of Beneficial Owner	Number of Outstanding Shares Beneficially Owned	Number of Shares Exercisable Within 60 Days	Number of Shares Beneficially Owned	Percentage of Beneficial Ownership

5% and Greater Stockholders
OrbiMed Private Investments IV, LP(1)	9,941,551	—	9,941,551	29.4%
Entities affiliated with 5AM Ventures(2)	4,845,402	—	4,845,402	14.3%
Entities affiliated with Delphi Ventures(3)	2,407,918	—	2,407,918	7.1%
New Leaf Ventures I, L.P.(4)	2,114,890	—	2,114,890	6.2%
Entities affiliated with Credit Suisse AG/(5)	1,792,062	—	1,792,062	5.3%
Named Executive Officers and Directors
John A. Orwin(6)	15,000	831,432	846,432	2.4%
Gerrit Klaerner(7)	58,139	523,879	582,018	1.7%
Lance Berman, M.D., M.S.(8)	—	198,597	198,597	*
Claire Lockey(9)	—	197,453	197,453	*
John P. Butler(10)	—	—	—	*
Paul J. Hastings(11)	—	37,755	37,755	*
Ronald M. Hunt(12)	2,114,890	10,140	2,125,030	6.3%
David W. J. McGirr(13)	—	65,372	65,372	*
Scott M. Rocklage, Ph.D.(14)	4,845,402	10,140	4,855,542	14.3%
Thomas J. Schuetz, M.D., Ph.D.(15)	—	45,021	45,021	*
Jonathan T. Silverstein, J.D.(16)	—	10,140	10,140	*
Klaus Veitinger, M.D.(17)	—	176,998	176,998	*
Kenneth J. Hillan, M.B., Ch.B.	—	—	—	*
Daniel K. Spiegelman	—	—	—	*
All directors and executive officers as a group (15 persons)(18)	6,995,641	2,167,229	9,162,870	25.4%

*	Indicates beneficial ownership of less than 1% of the total outstanding shares of common stock.

(1)	As reported on Schedule 13D/A filed with the SEC on April 17, 2014 by OrbiMed Advisors LLC (“Advisors”), OrbiMed Capital GP IV LLC (“GP IV”) and Samuel D. Isaly (“Isaly”). GP IV is the sole general partner of OrbiMed Private Investments IV, LP (“OPI IV”) and as such may be deemed to indirectly beneficially own the shares held by OPI IV. Advisors pursuant to its authority as the sole managing member of GP IV may be deemed to indirectly beneficially own the shares held by OPI IV. Isaly is the managing member of and owner of a controlling interest in Advisors. Accordingly, Advisors and Isaly may be deemed to have voting and investment power over the shares held by OPI IV. Each of GP IV, Advisors and Isaly disclaim beneficial ownership with respect to such shares, except to the extent of their pecuniary interest therein, if any. The address of Advisors, GP IV, Isaly, and OPI IV is 601 Lexington Avenue, 54th Floor, New York, NY 10022.
(2)	As reported on Forms 4 filed with the SEC on November 20, 2013 by 5AM Partners II, LLC (“Partners II”), 5AM Ventures II LP (“Ventures II”), 5AM Co-Investors II LP (“Co-Investors II”), 5AM Partners III, LLC (“Partners III”), 5AM Ventures III, L.P. (“Ventures III”) and 5AM Co-Investors III, L.P. (“Co-Investors III”). Partners II is the general partner of Ventures II and Co-Investors II. Partners III is the general partner of Ventures III and Co-Investors III. John D. Diekman, Ph.D., Andrew J. Schwab and Scott M. Rocklage, Ph.D., are the managing members of Partners II and Partners III and may be deemed to have voting and investment power over the shares directly owned by Ventures II, Co-Investors II, Ventures III and Co-Investors III. Dr. Diekman, Mr. Schwab and Dr. Rocklage disclaim beneficial ownership of such shares, except to the extent of their pecuniary interest therein, if any. The address for the entities affiliated with 5AM Ventures is 2200 Sand Hill Road, Suite 110, Menlo Park, California 94025.
(3)	As reported on Schedule 13G filed with the SEC on February 28, 2014 by Delphi Ventures VII, L.P., a Delaware limited partnership (“DV VII”), Delphi BioInvestments VII, L.P., a Delaware limited partnership (“DBI VII”), Delphi Management Partners VII, L.L.C., a Delaware limited liability company (“DMP VII”) and the general partner of DV VII and DBI VII, and James J. Bochnowski (“Bochnowski”), David L. Douglass (“Douglass”), Douglas A. Roeder (“Roeder”) and Deepika R. Pakianathan, Ph.D. (“Pakianathan”), the managing members of DMP VII. DMP VII is the general partner of DV VII and DBI VII and may be deemed to have sole power to vote and sole power to dispose of shares of the issuer directly owned by DV VII and DBI VII. Bochnowski, Douglass, Roeder and Pakianathan are the managing members of DMP VII and may be deemed to have shared power to vote and shared power to dispose of the shares of the issuer directly owned by DV VII and DBI VII. DMP VII and each of Bochnowski, Douglass, Roeder and Pakianathan may be deemed to share voting and dispositive power over the reported securities. The address for the entities affiliated with Delphi Ventures is 3000 Sand Hill Road, #1-135, Menlo Park, California 94025.
(4)	As reported on Schedule 13G filed with the SEC on February 14, 2014 by New Leaf Ventures I, L.P. (“NLV I”), New Leaf Venture Management I, L.P. (“NLV Venture Management”) and New Leaf Venture Management I, L.L.C. (“NLV Management”) and Philippe O. Chambon (“Chambon”), James Niedel (“Niedel”), Vijay Lathi (“Lathi”), Ronald Hunt (“Hunt”), Jeani Delagardelle (“Delagardelle”) and Liam Ratcliffe (“Ratcliffe” and together with Chambon, Niedel, Lathi, Hunt and Delagardelle the “Managing Directors”). NLV I directly owns the shares of common stock (the “NLV I Shares”). As the sole general partner of NLV I, NLV Venture Management may be deemed to own beneficially the NLV I Shares. As the sole general partner of NLV Venture Management, NLV Management may be deemed to own beneficially the NLV I Shares. As the individual managers of NLV Management, each of the Managing Directors also may be deemed to own beneficially the NLV I Shares. The Managing Directors share voting and investment power over shares directly owned by NLV-I. The address of the principal business office of NLV I, NLV Venture Management, NLV Management, Chambon, Niedel, Hunt and Ratcliffe is New Leaf Venture Partners, Times Square Tower, 7 Times Square, Suite 3502, New York, NY 10036. The address of the principal business office of Lathi and Delagardelle is New Leaf Venture Partners, 1200 Park Place, Suite 300, San Mateo, California 94043.
(5)	As reported on Schedule 13G filed with the SEC on March 19, 2014 by Credit Suisse AG/ (the “Bank”) on behalf of its subsidiaries to the extent that they constitute the Investment Banking Division and the Alternative Investments business and U.S. private client services business (together, the “Businesses”) within the Private Banking and Wealth Management Division (the “Reporting Person”). Of the shares referred to herein, 1,785,972 shares are directly owned by Sprout Capital IX, L.P. (“Sprout IX”) and Sprout Entrepreneurs Fund, L.P. (“SEF”), part of the Sprout Group, a venture capital affiliate of the Bank. The remainder of the shares are held in connection with the Businesses and are not under the control of the Sprout Group. The investment committee of the Sprout Group consists of Nicole Arnaboldi, Philippe O. Chambon, Robert Finzi and Janet Hickey. Such individuals share voting and investment power over the shares owned by Sprout IX and SEF and disclaim beneficial ownership over such shares except to the extent of their pecuniary interest therein. The address of DLJCC, Sprout IX, SEF and the Sprout Group is One Madison Avenue, New York, NY 10010. The ultimate parent company of the Bank is Credit Suisse Group AG (“CSG”), a corporation formed under the laws of Switzerland. CSG, for purposes of the federal securities laws, may be deemed ultimately to control the Bank and the Reporting Person. CSG, its executive officers and directors, and its direct and indirect subsidiaries (including those subsidiaries that constitute the Private Banking and Wealth Management Division (other than the Businesses)) may beneficially own shares of Relypsa common stock and such shares are not included herein. CSG disclaims beneficial ownership of shares beneficially owned by its direct and indirect subsidiaries, including the Reporting Person, Sprout IX and SEF. The Private Banking and Wealth Management Division (other than the Businesses) disclaims beneficial ownership of shares beneficially owned by the Reporting Person. The Reporting Person disclaims beneficial ownership of shares beneficially owned by CSG and the Private Banking and Wealth Management Division (other than the Businesses). The address of the principal business and office of the Reporting Person in the United States is Eleven Madison Avenue, New York, New York 10010. The address of the principal business and office of the Bank is Uetlibergstrasse 231, P.O. Box 900, CH 8070 Zurich, Switzerland. The business address of CSG is Paradeplatz 8, P.O. Box 1, CH 8070 Zurich, Switzerland.
(6)	Consists of (a) 831,432 shares of common stock issuable upon the exercise of stock options within 60 days of April 17, 2014, all of which were subject to repurchase at such date and (b) 15,000 shares of common stock directly owned by Mr. Orwin.
(7)	Consists of (a) 58,139 shares of common stock and (b) 523,879 shares of common stock issuable upon the exercise of stock options within 60 days of April 17, 2014, of which 189,957 shares were subject to repurchase at such date.

(8)	Consists of 198,597 shares of common stock issuable upon the exercise of stock options within 60 days of April 17, 2014, of which 116,236 shares were subject to repurchase at such date.
(9)	Consists of 197,453 shares of common stock issuable upon the exercise of stock options within 60 days of April 17, 2014, of which 86,355 shares were subject to repurchase at such date.
(10)	Mr. Butler holds options to purchase an aggregate of 24,632 shares of common stock, none of which were exercisable as of April 17, 2014.
(11)	Consists of 37,755 shares of common stock issuable upon the exercise of stock options within 60 days of April 17, 2014, of which 26,249 shares were subject to repurchase at such date.
(12)	Consists of (i) 10,140 shares of common stock issuable upon the exercise of a stock option within 60 days of April 17, 2014, all of which were subject to repurchase at such date, and (ii) securities directly owned by New Leaf Ventures I, L.P. as set forth in footnote 4. Mr. Hunt disclaims beneficial ownership of the shares owned by New Leaf Ventures I, L.P. except to the extent of his pecuniary interest therein.
(13)	Consists of (i) 55,232 shares of common stock issuable upon the exercise of a stock option within 60 days of April 17, 2014 by the David W.J. McGirr Family Trust, of which 34,520 shares were subject to repurchase at such date and (ii) 10,140 shares of common stock issuable upon the exercise of a stock option within 60 days of April 17, 2014 by Mr. McGirr, all of which were subject to repurchase at such date. Mr. McGirr has shared voting and investment power over the 55,232 shares beneficially owned by the McGirr Family Trust.
(14)	Consists of (i) 10,140 shares of common stock issuable upon the exercise of a stock option within 60 days of April 17, 2014, all of which were subject to repurchase at such date, and (ii) securities beneficially owned by entities affiliated with 5AM Ventures as set forth in footnote 2. Dr. Rocklage disclaims beneficial ownership of the shares listed in footnote 2, except to the extent of his pecuniary interest therein.
(15)	Consists of 45,021 shares of common stock issuable upon the exercise of stock options within 60 days of April 17, 2014, of which 16,705 shares were subject to repurchase at such date.
(16)	Consists of 10,140 shares of common stock issuable upon the exercise of a stock option within 60 days of April 17, 2014, all of which were subject to repurchase at such date.
(17)	Consists of 176,998 shares of common stock issuable upon the exercise of stock options within 60 days of April 17, 2014, of which 34,218 shares were subject to repurchase at such date.
(18)	Includes 6,995,641 outstanding shares, and 2,167,229 shares issuable upon the exercise of stock options within 60 days of April 17, 2014, of which 1,548,373 shares were subject to repurchase at such date.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the U.S. Securities and Exchange Commission, or SEC, initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 2013, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with, except a Form 3 filing for Ms. Corbett that was filed one day late due to an administrative delay.

ADDITIONAL INFORMATION

Householding of Proxy Materials

The SEC has adopted rules known as “householding” that permit companies and intermediaries (such as brokers) to deliver one set of proxy materials to multiple stockholders residing at the same address. This process enables us to reduce our printing and distribution costs, and reduce our environmental impact. Householding is available to both registered stockholders and beneficial owners of shares held in street name.

Registered Stockholders

If you are a registered stockholder and have consented to householding, then we will deliver or mail one set of our proxy materials, as applicable, for all registered stockholders residing at the same address. Your consent will continue unless you revoke it, which you may do at any time by providing notice to the Company’s Corporate Secretary by telephone at 650.421.9500 or by mail at 700 Saginaw Drive, Redwood City, California 94063.

If you are a registered stockholder who has not consented to householding, then we will continue to deliver or mail copies of our proxy materials, as applicable, to each registered stockholder residing at the same address. You may elect to participate in householding and receive only one set of proxy materials for all registered stockholders residing at the same address by providing notice to the Company as described above.

Street Name Holders

Stockholders who hold their shares through a brokerage may elect to participate in householding, or revoke their consent to participate in householding, by contacting their respective brokers.

Annual Reports

This proxy statement is accompanied by our 2013 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, or the Form 10-K. The Form 10-K includes our audited financial statements. We have filed the Form 10-K with the SEC, and it is available free of charge at the SEC’s website at www.sec.gov and on our website at www.relypsa.com. In addition, upon written request to the Company’s Corporate Secretary at 700 Saginaw Drive, Redwood City, California 94063, we will mail a paper copy of our Form 10-K, including the financial statements and the financial statement schedules, to you free of charge.

Other Matters

As of the date of this proxy statement, our board of directors knows of no other matters that will be presented for consideration at the 2014 Annual Meeting other than the matters described in this proxy statement. If other matters are properly brought before the 2014 Annual Meeting, then proxies will be voted in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in accordance with the best judgment of the proxy holder.

By Order of the Board of Directors:

/s/ RONALD A. KRASNOW
Ronald A. Krasnow Senior Vice President, General Counsel and Corporate Secretary

Redwood City, California

April 28, 2014

relypsa RELYPSA, INC. 700 SAGINAW DRIVE REDWOOD CITY, CA 94063 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: VOTE BY INTERNET- www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until ll:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE- 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. M75462-P52309 KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY
RELYPSA, INC. The Board of Directors recommends you vote FOR the following Class I directors: For Withhold For All All All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
1. Election of Directors 0 0 0 Nominees: 01) Dr. Kenneth J. Hillan 02) Mr. Daniel K. Spiegelman The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 2. To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending 0 0 0 December 31,2014. NOTE: To transact such other business as may properly come before the 2014 Annual Meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report to Stockholders (with Form 10-K) are available at www.proxyvote.com. M75463-P52309 RELYPSA, INC. ANNUAL MEETING OF STOCKHOLDERS June 19, 2014 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The stockholders hereby appoint John A. Orwin, Kristine M. Ball, and Ronald A. Krasnow, and each of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Relypsa, Inc., that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 a.m. Pacific time on June 19, 2014 at 700 Saginaw Drive, Redwood City, CA 94063 and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS. Continued and to be signed on reverse side